Exhibit 10.1
AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT
          This Amendment No. 1 to Loan and Security Agreement (this “Amendment”) is made as of March 12, 2009, by and among COMMERCIAL VEHICLE GROUP, INC., a Delaware corporation (the “Company”), each other Borrower, as defined in the Loan Agreement referred to below (together with the Company, collectively, “Borrowers”), the financial institutions party to the Loan Agreement as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., as agent for Lenders (“Agent”).
RECITALS:
          A. Borrowers, Agent and Lenders are parties to that certain Loan and Security Agreement, dated as of January 7, 2009 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).
          B. Borrowers, Agent and Lenders desire to amend the Loan Agreement as more fully set forth herein.
          C. Each capitalized term used herein and not otherwise defined herein shall have the same meaning set forth in the Loan Agreement.
AGREEMENT:
          In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers, Agent and Lenders agree as follows:
     1. Amended and Restated Definitions. Section 1.1 of the Loan Agreement is hereby amended to amend and restate the definitions of “Applicable Margin”, “EBITDA”, and “Margin Reduction” in their entirety as follows:
          “Applicable Margin: with respect to any Type of Loan, subject in each case to the Margin Reduction, if applicable, (i) 5.00% for LIBOR Revolver Loans and (ii) 4.00% for Domestic Base Rate Loans.”
          “EBITDA: determined on a consolidated basis for Borrowers and Subsidiaries, the sum of (i) net income, calculated before (a) interest expense, (b) provision for income taxes, (c) depreciation and amortization expense, (d) gains or losses arising from the sale of capital assets, (e) gains arising from the write-up of assets, (f) any extraordinary gains, (g) non-cash charges and expenses (other than those which represent a reserve for or actual cash item in such period or any future period), (h) one-time non-recurring costs and expenses associated with the issuance of Equity Interests, to the extent such costs and expenses are financed with the proceeds of such issuance, (i) costs and expenses in connection with the termination of the Obligors’ existing credit facility and the execution of the Loan Documents, (j) severance costs and expenses to the extent paid in cash (regardless of when actually paid) in an amount not to exceed (1) $1,500,000 in the aggregate for the Fiscal Year ending December 31, 2009 (but in any event not to exceed $500,000 in the aggregate in any Fiscal Quarter, or $250,000 in the aggregate in any Fiscal Month, of the Fiscal Year ending December 31, 2009) and (2) $1,000,000 in the aggregate in any Fiscal Year thereafter, and (k) any non-cash losses resulting from mark to market accounting of Hedging Agreements (in each case, to the extent included in determining net income) minus (ii) non-cash gains (including those resulting from mark to market accounting of Hedging Agreements) minus (iii) cash payments made in such period to the extent such payments relate to a non-cash loss, charge or expense in any prior period which was added back in determining EBITDA.”
          “Margin Reduction: a reduction in the otherwise applicable Applicable Margin equal to 0.25%, applicable if, at the end of any Fiscal Quarter ending on or after March 31, 2010, (i) average Domestic Availability for each day during such Fiscal Quarter was greater than $20,000,000 and (ii) the Fixed Charge Coverage Ratio shall be at least 1.0 to 1.0; provided that such reduction shall be effective on the first day of the calendar month following receipt by Agent of certification by Borrower Agent of the average Domestic Availability during such Fiscal Quarter.”
     2. Amendment to Section 10.3.2. Section 10.3.2. of the Loan Agreement is hereby amended and restated in its entirety as follows:
          “10.3.2. Capital Expenditures. Not permit the aggregate amount of Capital Expenditures made by Borrowers and their Subsidiaries to exceed (i) $4,300,000 in the aggregate from January 1, 2009 through June 30, 2009 and (ii) $9,700,000 in the aggregate for the Fiscal Year ending December 31, 2009.”
     3. Amendment to Section 10.3.3. Section 10.3.3. of the Loan Agreement is hereby amended and restated in its entirety as follows:
          “10.3.3. EBITDA. Maintain cumulative EBITDA for the periods specified below as of the end of each Fiscal Month specified below, at least equal to the following amounts:

Period Ending On or Around	EBITDA
April 1, 2009 through April 30, 2009	$(3,250,000)
April 1, 2009 through May 31, 2009	$(3,530,000)
April 1, 2009 through June 30, 2009	$(1,750,000)
April 1, 2009 through July 31, 2009	$1,200,000
April 1, 2009 through August 30, 2009	$3,600,000
April 1, 2009 through September 30, 2009	$9,200,000
April 1, 2009 through October 31, 2009	$13,200,000
April 1, 2009 through November 30, 2009	$17,600,000
April 1, 2009 through December 31, 2009	$22,000,000
     4. Amendment to Section 10.3.4. Section 10.3.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:
          “10.3.4. Domestic Availability. Maintain Domestic Availability of at least $11,500,000 at all times; provided, however, that if Borrowers deliver a Compliance Certificate pursuant to Section

10.1.2(c) for any Fiscal Quarter ending March 31, 2010 or thereafter demonstrating that Borrowers’ Fixed Charge Coverage Ratio is at least 1.0 to 1.0 as of the end of such Fiscal Quarter, Borrowers shall be required to maintain Domestic Availability of at least $7,500,000 at all times thereafter.”
     5. Conditions Precedent. This Amendment shall become effective on the date that the following conditions are satisfied or waived:
     (a) this Amendment has been executed by each Domestic Borrower, Agent and Lenders, and counterparts hereof as so executed shall have been delivered to Agent;
     (b) Borrowers have paid all reasonable out-of-pocket fees and expenses of Agent and of legal counsel to Agent that have been invoiced on or prior to such date in connection with the preparation, negotiation, execution and delivery of this Amendment;
     (c) all representations and warranties of each Obligor contained in the Loan Agreement or in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of this Amendment, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made;
     (d) the Company shall have delivered to Agent the amendment to the Fee Letter, dated as of the date hereof, and shall have paid to Agent all fees set forth therein.
     6. Representations and Warranties. Each Domestic Borrower hereby represents and warrants to Agent and Lenders that: (a) Each Domestic Borrower is duly authorized to execute, deliver and perform its obligations under this Amendment; (b) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action, and does not (i) require any consent or approval of any holders of Equity Interests of any Domestic Borrowers, other than those already obtained, (ii) contravene the Organic Documents of any Domestic Borrower, (iii) violate or cause a default under any Applicable Law, Material Contract or Restrictive Agreement except to the extent such violation or default could not reasonably be expected to result in a Material Adverse Effect, or (iv) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Domestic Borrower; (c) no Default or Event of Default exists under the Loan Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; and (d) this Amendment constitutes a valid and binding obligation of such Borrower in every respect, enforceable in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.
     7. Loan Agreement Unaffected. Each reference that is made in the Loan Agreement or any other Loan Document shall hereafter be construed as a reference to the Loan Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Loan Agreement shall remain in full force and effect and be unaffected hereby.
     8. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.

     9. Entire Agreement. This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documents executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Loan Agreement.
     10. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.
     (a) THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).
     (b) EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER ILLINOIS, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO THIS AMENDMENT AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.
     (c) Borrowers hereby irrevocably waive any objection that they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment brought in the courts referred to in Section 10(a) and (b) above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.
     (d) To the fullest extent permitted by Applicable Law, each Borrower waives the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to this Amendment or the transactions contemplated thereby. Each Borrower acknowledges that the foregoing waivers are a material inducement to Agent and Lenders entering into this Amendment and that Agent and Lenders are relying upon the foregoing in their dealings with Borrowers.
(Signature pages follow.)

          IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

BORROWERS:

COMMERCIAL VEHICLE GROUP, INC.

By: Name:	/s/ Chad M. Utrup Chad M. Utrup
Title:	Chief Financial Officer

NATIONAL SEATING COMPANY
CVG CS LLC
MONONA CORPORATION MONONA WIRE
CORPORATION MONONA (MEXICO) HOLDINGS LLC
TRIM SYSTEMS, INC.
TRIM SYSTEMS OPERATING CORP.
CABARRUS PLASTICS, INC.
CVG OREGON, LLC
CVS HOLDINGS, INC.
SPRAGUE DEVICES, INC.
MAYFLOWER VEHICLE SYSTEMS, LLC
CVG MANAGEMENT CORPORATION
CVG EUROPEAN HOLDINGS, LLC
CVG LOGISTICS, LLC

By: Name:	/s/ Chad M. Utrup Chad M. Utrup
Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Agent and as a Lender

By: Name:	/s/ Philip Nomura Philip Nomura
Title:	Vice President